SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005
INYX, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-83152	75-2870720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Third Avenue, 40th Floor, New York, NY 10022
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 838-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2005, (effective April 1, 2005) Registrant, as successor to Aventis Pharmaceuticals, Inc. (“Aventis”) by virtue of the acquisition of the assets of Aventis Pharmaceuticals Puerto Rico, Inc. on March 31, 2005, executed with Aeropharm Technology, LLC (“Aeropharm”), a subsidiary of Kos Pharmaceuticals, Inc. (“Kos”), an Amendment to the Finished Product Supply Agreement dated March 5, 2004 between Aeropharm and Aventis. In the Amendment, Aeropharm consents to the assignment, extends the term of the agreement to ten years and agrees to other modifications in the contractual right to produce Kos’ Azmacort® Inhalation Aerosol product line.

Item 7.01 Regulation FD Disclosure

On April 15, 2005, Registrant issued two press releases disclosing the following: (i) operating results for the year and fourth quarter ended December 31, 2005 and guidance for 2005 and (ii) the agreement between Registrant and Aeropharm regarding the contract described above in Item 1.01.

The press releases are contained in Exhibit 99.1 and Exhibit 99.2 hereto, which are being furnished, and shall not be deemed to be “filed”, with the SEC. Such exhibits shall not be incorporated by reference into any filing of the Registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01. Financial Exhibits, Pro Forma Financial Information and Exhibits.

10.36.1.	Amendment No. 1 to Finished Product Supply Agreement

10.36.2.	Finished Product Supply Agreement dated March 5, 2004, set forth as Exhibit 2.2 to the Form 8-K of Kos Pharmaceuticals, Inc. dated March 5, 2004 and incorporated herein by reference pursuant to SEC Rule 12b-32(a).

99.1	Press Release regarding the operating results for the year and fourth quarter ended December 31, 2005 and guidance for 2005.

99.2	Press Release regarding the contract with a subsidiary of Kos Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INYX, INC.

By:	/s/ Jack Kachkar
Jack Kachkar, Chairman
Date: April 19, 2005

INDEX TO EXHIBITS

10.36.1.	Amendment No. 1 to Finished Product Supply Agreement

10.36.2.
Finished Product Supply Agreement dated March 5, 2004, set forth as Exhibit 2.2 to the Form 8-K of Kos Pharmaceuticals, Inc. dated March 5, 2004 and incorporated herein by reference pursuant to SEC Rule 12b-32(a).

99.1	Press Release regarding the operating results for the year and fourth quarter ended December 31, 2005 and guidance for 2005.

99.2	Press Release regarding the contract with a subsidiary of Kos Pharmaceuticals, Inc.